Exhibit 4.2

Execution Version

NRG ENERGY, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

5.75% SENIOR NOTES DUE 2029

6.00% SENIOR NOTES DUE 2033

6.25% SENIOR NOTES DUE 2034

SUPPLEMENTAL INDENTURE

Dated as of October 30, 2024

Deutsche Bank Trust Company Americas

Trustee

TABLE OF CONTENTS

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EXHIBITS

Exhibit A	FORM OF NOTE DUE 2029
Exhibit B	FORM OF NOTE DUE 2033
Exhibit C	FORM OF NOTE DUE 2034
Exhibit D	FORM OF CERTIFICATE OF TRANSFER
Exhibit E	FORM OF CERTIFICATE OF EXCHANGE
Exhibit F	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit G	FORM OF SUPPLEMENTAL INDENTURE—ADDITIONAL SUBSIDIARY GUARANTEE

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SUPPLEMENTAL INDENTURE, dated as of October 30, 2024, by and among NRG Energy, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Deutsche Bank Trust Company Americas, a New York Banking corporation, as trustee (the “Trustee”).

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 30, 2024 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s securities.

The Company and the Guarantors desire and have requested the Trustee, pursuant to Section 9.01 of the Base Indenture, to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and terms of the Notes (as defined below).

Section 9.01 of the Base Indenture provides that the Company and the Trustee, without the consent of any holders of the Company’s Securities, may amend or waive certain terms and covenants in the Indenture as otherwise permitted under the Base Indenture.

The execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution of the Company and each of the Guarantors.

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the (i) 5.75% Senior Notes due 2029 (the “2029 Notes”), (ii) 6.00% Senior Notes due 2033 (the “2033 Notes”) and (iii) the 6.25% Senior Notes due 2034 (the “2034 Notes” and, collectively with the 2029 Notes and the 2033 Notes, the “Notes”):

Article 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01          Definitions.

For all purposes of this Supplemental Indenture, the following terms will have the respective meanings set forth in this Section 1.01.

“144A Global Note” means a Global Note substantially in the form of Exhibits A, B or C hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

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“Additional Indebtedness” means Indebtedness of the Company for borrowed money (excluding Indebtedness under the Credit Agreement) under any debt securities or term loans broadly syndicated to institutional investors in a principal amount in excess of $300.0 million.

“Additional Notes” means additional Notes of a Series (other than the Initial Notes of such Series) issued from time to time under this Supplemental Indenture in accordance with Section 2.05 hereof, as part of the same Series as the Initial Notes of such Series.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Laws” means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination, ruling or other directive by or from a court, arbitrator or other governmental authority, including the Electric Reliability Council of Texas, or any other entity succeeding thereto, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Premium” means, with respect to the 2033 Notes and the 2034 Notes, as applicable, on any redemption date, the greater of:

(1)	1.0% of the principal amount of such 2033 Note or 2034 Note; or

(2)	the excess (if any) with respect to such 2033 Notes or 2034 Notes of:

(x)	the present value at the redemption date of (i) the redemption price of such 2033 Note or 2034 Note (A) in the case of the 2033 Notes, November 1, 2027 or (B) in the case of the 2034 Notes, November 1, 2029, as applicable, plus (ii) all required interest payments due on the 2033 Note or 2034 Note, as applicable, through (A) in the case of the 2033 Notes, November 1, 2027 or (B) in the case of the 2034 Notes, November 1, 2029, as applicable (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(y)	the principal amount of such 2033 Note or 2034 Note, as applicable.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

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“Base Indenture” has the meaning set forth in the preamble to this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)          with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)          with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)          with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)          with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)          in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

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“Change of Control” means the occurrence of any of the following:

(1)          the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan); or

(2)          the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means, with respect to Notes of a Series, (i) a Change of Control has occurred and (ii) the Notes of such Series are downgraded by both Rating Agencies on any date during the 60-day period commencing after the earlier of (a) the occurrence of a Change of Control and (b) public disclosure by the Company of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not constitute a Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that such downgrade was the result of the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade); provided further that no Change of Control Triggering Event shall occur if following such downgrade, (x) the Notes of such Series are rated Investment Grade by both Rating Agencies or (y) the ratings of the Notes of such Series by both Rating Agencies are equal to or better than their respective ratings on the Issue Date.

“Clearstream” means Clearstream Banking, S.A.

“Commodity Hedging Agreements” means certain specified commodity hedging agreements identified in the Credit Agreement and any other agreement (including each confirmation or transaction entered into or consummated pursuant to any Master Agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, any physical or financial commodity contracts or agreements, power purchase, sale or exchange agreements, fuel purchase, sale, exchange or tolling agreements, emissions and other environmental credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, commercial or trading agreements, capacity agreements or weather derivatives agreements, each with respect to, or involving the purchase, exchange (including an option to purchase or exchange), transmission, distribution, sale, lease, transportation, storage, processing or hedge of (whether physical, financial, or a combination thereof), any Covered Commodity, service or risk, price or price indices for any such Covered Commodities, services or risks or any other similar agreements, any renewable energy credits, emission, carbon and other environmental credits and any other credits, assets or attributes, howsoever entitled or designated, including related to any “cap and trade”, renewable portfolio standard or similar program with an economic value, and any other similar agreements, in each case, entered into by the Company or any Guarantor.

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“Commodity Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under a Commodity Hedging Agreement.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)          an amount equal to any extraordinary loss (including any loss on the extinguishment or conversion of Indebtedness or any net loss on the disposition of assets), to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)          provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)          the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)          any expenses or charges related to any equity offering, investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture including a refinancing thereof (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and the Credit Agreement, and deducted in computing Consolidated Net Income; plus

(5)          any professional and underwriting fees related to any equity offering, investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture and, in each case, deducted in such period in computing Consolidated Net Income; plus

(6)          the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

(7)          any non-cash gain or loss attributable to mark-to-market adjustments in connection with Hedging Obligations; plus

(8)          without duplication, any writeoffs, writedowns or other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

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(9)          all items classified as extraordinary, unusual or nonrecurring non-cash losses or charges (including, without limitation, severance, relocation and other restructuring costs), and related tax effects according to GAAP to the extent such non-cash charges or losses were deducted in computing such Consolidated Net Income; plus

(10)        depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(11)        non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP (including, without limitation, any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date); minus

(12)        interest income for such period.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)          the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments but excluding concurrent cash distributions) paid in cash to the specified Person or a Subsidiary of the Person;

(2)          the cumulative effect of a change in accounting principles will be excluded;

(3)          any net after-tax non-recurring or unusual gains, losses (less all fees and expenses relating thereto) or other charges or revenue or expenses (including, without limitation, relating to severance, relocation and one-time compensation charges) shall be excluded;

(4)          any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, whether under FASB 123R or otherwise;

(5)          any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

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(6)          any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions shall be excluded; and

(7)          any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 142 and No. 144 or any successor pronouncement shall be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means (i) for purposes of surrender, transfer or exchange of any Note, Deutsche Bank Trust Company Americas, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, Attn: Transfer Department and (ii) for all other purposes, at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give written notice to the Company.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, assets or attributes, waste by-products, renewable energy credit, or other energy related commodity or service (including ancillary services and related risks (such as location basis or other commercial risks)).

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated June 30, 2016, among the Company, the lenders party thereto, Citicorp North America, Inc., as administrative agent and collateral agent, and various other parties acting as joint bookrunner, joint lead arranger or in various agency capacities, as amended through the Issue Date and as may be further amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means (i) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or other counterparties providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (ii) debt securities sold to institutional investors and/or (iii) Hedging Obligations with any counterparties, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.04 hereof. Definitive Notes will be substantially in the form of Exhibits A, B or C hereto except that such Note shall not bear the Global Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

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“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 of the Base Indenture as the Depositary, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company (the “Performance References”).

“Environmental CapEx Debt” means Indebtedness of the Company or any of its Subsidiaries incurred for the purpose of financing capital expenditures to the extent deemed reasonably necessary, as determined by the Company or any of its Subsidiaries, as applicable, in good faith and pursuant to prudent judgment, to comply with applicable Environmental Laws.

“Environmental Laws” means all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety or the presence, release of, or exposure to, hazardous materials, substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous materials, substances or wastes.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer Memorandum and Consent Solicitation Statement” means the Exchange Offer Memorandum and Consent Solicitation Statement, dated October 15, 2024, related to the issuance of the 2029 Notes.

“Existing Liens” means Liens on the property or assets of the Company and/or any of its Subsidiaries existing on the date of this Supplemental Indenture securing Indebtedness of the Company or any of its Subsidiaries (other than Liens incurred pursuant to clause (1) of the definition of “Permitted Liens”).

“Fitch” means Fitch Ratings Inc. or any successor entity.

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“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)          the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)          the consolidated interest of such Person and its Subsidiaries that was capitalized during such period; plus

(3)          any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)          the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable in Equity Interests of the Company or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)          interest income for such period.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under the Indenture and shall not be deemed to constitute a capitalized lease or Indebtedness hereunder.

“Global Legend” means the legend set forth in Section 2.04(f)(2) hereof, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each Restricted Global Note and each Unrestricted Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, issued in accordance with Sections 2.01, 2.04(b)(3), 2.04(b)(4), 2.04(d)(2), or 2.04(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

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“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means, with respect to the Notes of a Series, each of:

(1)          the Company’s Subsidiaries that Guarantee the Notes of such Series on the date of this Supplemental Indenture, until such time as they are released pursuant Section 10.05 of this Supplemental Indenture; and

(2)          any other Subsidiary that executes a Subsidiary Guarantee with respect to the Notes of such Series in accordance with the provisions of this Supplemental Indenture,

and their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person,

(1)          all Interest Rate/Currency Hedging Obligations;

(2)          all Commodity Hedging Obligations;

(3)          the Obligations and other obligations under any and all other rate swap transactions, basis swaps, credit derivative transactions, forward transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options, cap transactions, floor transactions, collar transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into the foregoing), whether or not such transaction is governed by or subject to any Master Agreement; and

(4)          the Obligations and other obligations under any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (or any successor thereof), any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case under clauses (1), (2), (3) and (4), entered into by such Person.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibits A, B or C hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes.

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“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below, and surety bonds), whether or not contingent:

(1)          in respect of borrowed money;

(2)          evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)          in respect of banker’s acceptances;

(4)          representing Capital Lease Obligations in respect of sale and leaseback transactions;

(5)          representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or

(6)          representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” means the Base Indenture, as amended or supplemented by this Supplemental Indenture, governing the Notes, in each case, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means (i) the first $798,237,000 in aggregate principal amount of 2029 Notes, (ii) the first $925 million in aggregate principal amount of 2033 Notes or (iii) the first $950 million in aggregate principal amount of 2034 Notes, as applicable, issued under this Supplemental Indenture on the Issue Date.

“Initial Purchasers” means Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, Truist Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., MUFG Securities Americas Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co., LLC, SMBC Nikko Securities America, Inc., BMO Capital Markets Corp., RBC Capital Markets, LLC, Santander US Capital Markets LLC, and KeyBanc Capital Markets Inc. and shall include any other entity designed as such with respect to any Additional Notes for the series of 2033 Notes and 2034 Notes issued after the date of this Supplemental Indenture.

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“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Rate/Currency Hedging Obligations” means, with respect to the Company and the Guarantors, the Obligations and any other obligations under (i) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements, interest rate floor transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into the foregoing), whether or not such transaction is governed by or subject to any Master Agreement, (ii) any other agreements or arrangements designed to manage interest rates or interest rate risk and (iii) any agreements or arrangements designed to protect the Company or any Guarantor against fluctuations in currency exchange rates, including currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, forward foreign exchange transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into the foregoing), whether or not such transaction is governed by or subject to any Master Agreement, in each case under clauses (i), (ii) and (iii), entered into by the Company or any Guarantor and not for speculative purposes.

“Investment Grade” means a rating of (i) Baa3 or better by Moody’s, (ii) BBB- or better by S&P, (iii) BBB- or better by Fitch, (iv) the equivalent of such rating by such organization, or (v) if another Rating Agency has been selected by the Company, the equivalent of such rating by such other Rating Agency.

“Issue Date” means October 30, 2024.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset:

(1)          any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;

(2)          the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(3)          in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.

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“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Master Agreement” has the meaning ascribed to such term in the definition of “Hedging Obligations.”

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Nationally Recognized Statistical Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Necessary CapEx Debt” means Indebtedness of the Company or any of its Subsidiaries incurred for the purpose of financing capital expenditures (other than capital expenditures financed by Environmental CapEx Debt) that are required by Applicable Law or are undertaken for health and safety reasons. The term “Necessary CapEx Debt” does not include any Indebtedness incurred for the purpose of financing capital expenditures undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however:

(1)          any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)          any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes of an applicable Series plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means, with respect to the Notes of any Series, Indebtedness as to which neither the Company nor any of the Guarantors of such Series is liable as a guarantor or otherwise.

“Non-U.S. Person” means a Person who is not a U.S. Person.

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“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture. The Initial Notes of a Series and the Additional Notes of such Series shall be treated as a single class for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes of the applicable Series.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum, dated October 16, 2024, related to the issuance and sale of the 2033 Notes and the 2034 Notes.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Secretary, the Controller, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one of its Officers and that meets the requirements of Section 11.05 of the Base Indenture.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 11.05 of the Base Indenture, subject to customary qualifications and exclusions. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Discount Legend” means the legend set forth in Section 2.04(g)(3) hereof to be placed on all Notes issued under this Indenture, if applicable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Performance References” has the meaning ascribed to such term in the definition of “Derivative Instrument.”

“Permitted Liens” means:

(1)          Liens securing Indebtedness of the Company or any Guarantor under one or more Credit Facilities in an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not exceeding the greatest of (a) 31.5% of Total Assets, (b) $11.0 billion and (c) such amount as would not cause the Secured Leverage Ratio to exceed 3.5 to 1.0;

(2)          Existing Liens;

(3)          Liens securing Indebtedness of any Person that (a) is acquired by the Company or any of its Subsidiaries after the date hereof, (b) is merged or amalgamated with or into the Company or any of its Subsidiaries after the date hereof or (c) becomes consolidated in the financial statements of the Company or any of its Subsidiaries after the date hereof in accordance with GAAP; provided, however, that in each case contemplated by this clause (3), such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the Equity Interests and assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, the Company or any of its Subsidiaries;

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(4)          Liens securing Indebtedness of the Company or any Guarantor incurred to finance (whether prior to or within 365 days after) the acquisition, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the Equity Interests of any Person owning such assets or through an acquisition of any such Person by merger); provided, however, that such Indebtedness is only secured by Liens on the Equity Interests and assets acquired, constructed or improved in such financing (and related contracts, intangibles, and other assets that are incidental thereto or arise therefrom (including accessions thereto and replacements or proceeds thereof));

(5)          Liens in favor of the Company or any of its Subsidiaries;

(6)          Liens securing Hedging Obligations; provided that such agreements were not entered into for speculative purposes (as determined by the Company in its reasonable discretion acting in good faith);

(7)          Liens relating to current or future escrow arrangements securing Indebtedness of the Company or any Guarantor;

(8)          Liens to secure Environmental CapEx Debt or Necessary CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt or Necessary CapEx Debt;

(9)          Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Guarantor, including rights of offset and set-off;

(10)        Liens arising in relation to any securitization or other structured finance transaction where (a) the primary source of payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (b) recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets;

(11)        Refinancing Liens;

(12)        Liens on the stock or assets of Project Subsidiaries securing Project Debt or tax equity financing of one or more Project Subsidiaries;

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(13)        Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith, provided that appropriate reserves required pursuant to GAAP have been made in respect thereof; and

(14)        other Liens, in addition to those permitted in clauses (1) through (13) above, securing Indebtedness having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed the greater of (i) 3.5% of Total Assets and (ii) $1.25 billion.

Liens securing Indebtedness under the Credit Agreement existing on the date of this Supplemental Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above. For purposes of determining compliance with this “Liens” covenant, in the event that a Lien meets the criteria of more than one of the categories described in clauses (1) through (14) above, the Company (a) will be permitted, in its sole discretion, to (i) classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification) and (ii) divide and redivide the amount of such Lien arising among more than one of such clauses and (b) will only be required to include such Lien in one of any such clauses.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility, and all related property, plant or equipment or other long-term assets used or useful in the ownership, development, construction or operation of such building, structure or other facility owned or leased by the Company or any Guarantor and having a net book value in excess of 2.0% of Total Assets, except any such building, structure or other facility (or related property, plant or equipment) that in the reasonable opinion of the Company is not of material importance to the business conducted by the Company and its consolidated Subsidiaries, taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.04(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, without duplication, with respect to any period, reductions in costs and related adjustments that have been actually realized or are projected by the Company’s Chief Financial Officer, the treasurer or another accounting officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only if such reductions in costs and related adjustments are so projected by the Company to be realized during the consecutive four-quarter period commencing after the transaction giving rise to such calculation.

“Project Debt” means Indebtedness of one or more Project Subsidiaries incurred for the purpose of holding, constructing or acquiring power generation facilities or related or ancillary assets or properties; provided that the Company is not liable with respect to such Indebtedness except to the extent of a non-recourse pledge of equity interests in one or more Project Subsidiaries.

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“Project Subsidiary” means any Subsidiary of the Company held for the purpose of holding, constructing or acquiring power generation facilities or related or ancillary assets or properties and any Subsidiary of the Company whose assets consist primarily of equity interests in one or more other Project Subsidiaries; provided that a Subsidiary will cease to be a Project Subsidiary if it Guarantees any Indebtedness of the Company other than obligations of the Company related to Project Debt of one or more Project Subsidiaries.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (i) at the Company’s option, two of Moody’s, S&P and Fitch and (ii) if two agencies cease to rate the Notes of a Series or fail to make a rating of the Notes of a Series publicly available, a Nationally Recognized Statistical Organization selected by the Company which shall be substituted for Moody’s, S&P or Fitch, as the case may be with respect to such Series.

“Refinancing Liens” means Liens granted in connection with amending, extending, modifying, renewing, replacing, refunding or refinancing in whole or in part any Indebtedness secured by Liens described in the definitions of “Permitted Liens”; provided that Refinancing Liens do not (a) extend to property or assets other than property or assets of the type that were subject to the original Lien or (b) secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced, plus the amount of any fees and expenses (including premiums) related to any such extension, renewal, replacement or refinancing.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibits A, B or C hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

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“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor entity.

“Screened Affiliate” means any Affiliate of a Holder of the Notes (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or their Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission.

“Secured Leverage Ratio” means, as of any date of determination (for purposes of this definition, the “Calculation Date”), the ratio of (a) the Total Secured Debt as of such date to (b) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements are publicly available. For purposes of making the computation referred to above:

(1)          investments and acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the Company or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2)          the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)          any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such four-quarter period; and

(4)          any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such four-quarter period.

For purposes of the calculation of the Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to clause (1) of the definition of “Permitted Liens,” the Company may elect, pursuant to an Officer’s Certificate, to treat all or a portion of the commitment under any Indebtedness which is to be secured by such Lien as being Incurred as of such determination date and any subsequent Incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness or additional Lien at such subsequent time; provided that if the Company makes such an election, for purposes of the calculation of the Secured Leverage Ratio in connection with any subsequent Incurrence of any Lien pursuant to clause (1) of the definition of “Permitted Liens” (other than under such commitment), the amount under such commitment that was so treated shall be deemed to be Incurred as of such determination date; provided, further, that the Company may elect to revoke such election at any time pursuant to an Officer’s Certificate.

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“Securities” means all debentures, notes and other debt instruments of the Company of any Series authenticated and delivered under the Base Indenture, including all Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of Securities created pursuant to Section 2.01 of the Base Indenture (for the avoidance of doubt, each of the 2029 Notes, the 2033 Notes and the 2034 Notes constitute a Series of Securities).

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)          any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)          any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

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“Supplemental Indenture” means this Supplemental Indenture, dated as of the Issue Date, by and among the Company, the Guarantors and the Trustee, governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof.

“Total Assets” means the total consolidated assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.”

“Total Secured Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and the Guarantors outstanding on such date that is secured by a Lien on any property or assets of the Company or any of the Guarantors (including Capital Stock of Subsidiaries of the Company or Indebtedness of Subsidiaries of the Company) minus the aggregate cash and cash equivalents of the Company and its Subsidiaries, in each case, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP; provided that (i) Total Secured Debt will include only the amount of payments that the Company or any of the Guarantors is required to make, on the date Total Secured Debt is being determined, as a result of any early termination or similar event on such date of determination and (ii) for the avoidance of doubt, Total Secured Debt will not include the undrawn amount of any outstanding letters of credit.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to (1) in the case of the 2033 Notes, November 1, 2027 or (2) in the case of the 2034 Notes, November 1, 2029, as applicable. If the period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Trustee is not responsible for calculating or verifying the Company’s calculation of the Treasury Rate.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

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Section 1.02          Other Definitions.

For purposes of the Notes, the following terms will have the meanings set forth in this Section 1.02.

Term	Defined in Section
“Authentication Order”	2.02
“Change of Control Offer”	4.09(a)
“Change of Control Payment”	4.09(a)
“Change of Control Payment Date”	4.09(a)(2)
“Covenant Defeasance”	8.03
“Default Direction”	6.01(b)
“Directing Holder”	6.01(b)
“DTC”	2.04
“Electronic Signature”	12.09
“Event of Default”	6.01(a)
“Fixed Amounts”	4.11(c)
“Incur”	4.07
“Incurrence-Based Amounts”	4.11(c)
“Legal Defeasance”	8.02
“Noteholder Direction”	6.01(b)
“Payment Default”	6.01(a)(4)(A)
“Position Representation”	6.01(b)
“Testing Party”	4.11(a)
“Transaction Date”	4.11(a)
“Verification Covenant”	6.01(b)

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Section 1.03          [Reserved].

Section 1.04          Rules of Construction.

Unless the context otherwise requires:

(1)          a term has the meaning assigned to it;

(2)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          “including” is not limiting;

(5)          words in the singular include the plural, and in the plural include the singular;

(6)          “will” shall be interpreted to express a command;

(7)          provisions apply to successive events and transactions;

(8)          references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(9)          references to sections of the Indenture refer to sections of this Supplemental Indenture.

Section 1.05          Relationship with Base Indenture

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, or for or with respect to (1) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (2) the proper authorization hereof by the Company and the Guarantors, (3) the due execution hereof by the Company and the Guarantors or (4) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters; and for the avoidance of doubt, the terms, provisions and covenants of Articles 3, 4, 5, 6, 8, 9 and 10 of the Base Indenture are superseded in their entirety with respect to the Notes by this Supplemental Indenture.

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Article 2
THE NOTES

Section 2.01          Form and Dating.

(a)          The Notes. The Notes shall be issued in registered global form without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A, B or C hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of the Base Indenture, the provisions of the Notes shall govern and be controlling, and to the extent any provision of the Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b)          Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A, B or C attached hereto (including the Global Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibits A, B or C attached hereto (but without the Global Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.04 hereof.

(c)          Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

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Section 2.02          Execution and Authentication.

One Officer must sign the Notes for the Company by manual signature, Electronic Signature (as defined below) or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature or Electronic Signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue under this Supplemental Indenture, including any Additional Notes issued pursuant to Section 2.05 hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 of the Base Indenture.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03          Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.04          Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes of a Series shall be exchanged by the Company for Definitive Notes if:

(1)          the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

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(2)          the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)          there has occurred and is continuing a Default or Event of Default with respect to the Notes of such Series.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.04 or Sections 2.07 or 2.10 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.04(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.04(b), (c) or (f) hereof.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)          Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.04(b)(1).

(2)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.04(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

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(ii)         instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)          both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

(3)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.04(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

(B)          if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

(C)          if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.04(b)(2) above and the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof; or

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(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

and, in each such case of this Section 2.04(b)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.04(b)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.04(b)(4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.04(b)(2) hereof, and to the requirements set forth below in this Section 2.04(c).

(1)          Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

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(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

(E)          if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)          if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

(G)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof; or

(B)          if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

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and, in each such case set forth in this Section 2.04(c)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.04(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.04(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes of a Series are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(3) will not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)          Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

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(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

(E)          if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)          if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

(G)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)          Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes of a Series for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(c) thereof; or

(B)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes of a Series to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.04(d)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

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Upon satisfaction of the conditions of this Section 2.04(d)(2), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.04(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.04(e).

(1)          Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

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(2)          Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes of a Series for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(d) thereof; or

(B)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes of a Series to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.04(e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)          Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes of a Series to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)          Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)          Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR OR SUCH SHORTER TIME UNDER APPLICABLE LAW] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

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(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.04 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)          Global Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.04(A) OF THE SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF NRG ENERGY, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

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(3)          Original Issue Discount Legend. Each Note issued with original issue discount, if any, will bear a legend in substantially the following form:

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 IN AGGREGATE PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS $[ ], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[  ], THE ISSUE DATE IS [ ], 201[ ] AND THE YIELD TO MATURITY IS [ ]% PER ANNUM.”

(g)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(1)          To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)          No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.09 and 9.05 hereof and Sections 2.10, 3.06 and 9.06 of the Base Indenture).

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(3)          The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)          The Company shall not be required:

(A)         to issue, to register the transfer of or to exchange any Notes of a Series during a period beginning at the opening of business 15 days before the day of any selection of Notes of a Series for redemption and ending at the close of business on the day of selection;

(B)          to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)          to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)          The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)          All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.04 to effect a registration of transfer or exchange may be submitted by facsimile or electronic format (e.g. “pdf” or “tif”).

(9)          All references in this Section 2.04 to the exchange or transfer of Notes, Global Notes, Definitive Notes or any beneficial interests therein shall be deemed to refer to the exchange or transfer of the applicable Series of Notes, Global Notes, Definitive Notes or any beneficial interests therein.

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Section 2.05          Issuance of Additional Notes.

The Company shall be entitled, upon delivery to the Trustee of an Officer’s Certificate, Opinion of Counsel and Authentication Order, to issue Additional Notes of a Series under this Supplemental Indenture which shall have identical terms as the Initial Notes of a Series issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes of a Series issued on the Issue Date and any Additional Notes issued shall be treated as a single class for all purposes under this Supplemental Indenture.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)          the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(b)          the issue price, the issue date and the CUSIP number of such Additional Notes.

Article 3
REDEMPTION AND PREPAYMENT

Section 3.01          Notices to Trustee.

If the Company elects to redeem Notes of a Series pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days (or such shorter period as the Trustee may in its sole discretion allow) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)          the clause of this Supplemental Indenture pursuant to which the redemption shall occur;

(2)          the redemption date;

(3)          the principal amount of Notes of a Series to be redeemed; and

(4)          the redemption price or, where the redemption price cannot be calculated at the time of such notice, the method of calculation thereof.

Section 3.02          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes of a Series are to be redeemed at any time, the Trustee for such Series of Notes shall select Notes of such Series for redemption on a pro rata basis among all outstanding Notes of such Series or, if the Notes of such Series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such Series are listed, in either case, unless otherwise required by law or depositary requirements.

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In the event of partial redemption by lot, the particular Notes of such Series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes of such Series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes of a Series selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes of a Series selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of such Series of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such Series held by such Holder, even if not a multiple of $1,000 shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes of such Series called for redemption also apply to portions of Notes of such Series called for redemption.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail or delivered electronically at least 10 but not more than 60 days before the redemption date to each Holder of Notes of the Series to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of such Series or a satisfaction and discharge of this Supplemental Indenture.

If any Note of a Series is to be redeemed in part only, the notice of redemption that relates to that Note of such Series shall state the portion of the principal amount of that Note of such Series that is to be redeemed. A new Note of a Series in principal amount equal to the unredeemed portion of the original Note of such Series shall be issued in the name of the Holder of Notes of such Series upon cancellation of the original Note of such Series. Notes of a Series called for redemption become due on the date fixed for redemption, subject to the satisfaction or waiver of any conditions. On and after the redemption date, interest ceases to accrue on Notes of a Series or portions of them called for redemption.

Section 3.03          Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or delivered electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of a Series or a satisfaction and discharge of this Supplemental Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes of a Series to be redeemed and will state:

(1)          the redemption date;

(2)          the redemption price or, where the redemption price cannot be calculated at the time of such notice, the method of calculation thereof;

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(3)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)          the name and address of the Paying Agent;

(5)          that Notes of such Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)          that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)          the paragraph of the Notes of such Series and/or Section of this Supplemental Indenture pursuant to which the Notes of such Series called for redemption are being redeemed; and

(8)          that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes of such Series.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least four (4) Business Days prior to the date such notice of redemption is to be distributed to the Holders (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

Section 3.04          Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof, Notes of a Series called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

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Section 3.05          Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and premium, if any, on all Notes of a Series to be redeemed or purchased on that date. Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and premium, if any, on, all Notes of such Series to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes of a Series called for redemption or purchase. If a Note of a Series is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note of such Series was registered at the close of business on such record date. If any Note of a Series called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes of such Series and in Section 4.01 hereof.

Section 3.06          Notes Redeemed or Purchased in Part.

Upon surrender of a Note of a Series that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note of such Series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07          Optional Redemption.

(a)          On or after July 15, 2024, the Company may on any one or more occasions redeem all or a part of the 2029 Notes upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the 2029 Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on July 15 of the years indicated below, subject to the rights of Holders of 2029 Notes on the relevant record date to receive interest on the relevant interest payment date.

Year	Percentage
2024	102.875%
2025	101.438%
2026 and thereafter	100.000%

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(b)          At any time prior to November 1, 2027, the Company may on any one or more occasions redeem all or a part of the 2033 Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of 2033 Notes redeemed plus the Applicable Premium as calculated by the Company, as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of Holders of 2033 Notes on the relevant record date to receive interest due on the relevant interest payment date. The Trustee shall have no duty to verify the calculation of the Applicable Premium.

On or after November 1, 2027, the Company may on any one or more occasions redeem all or a part of the 2033 Notes upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the 2033 Notes redeemed to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below, subject to the rights of Holders of 2033 Notes on the relevant record date to receive interest on the relevant interest payment date.

Year	Percentage
2027	103.000%
2028	101.500%
2029 and thereafter	100.000%

At any time prior to November 1, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2033 Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 106.00% of the principal amount of the 2033 Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds of one or more equity offerings, subject to the rights of holders of the 2033 Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that:

(1)	at least 50% of the aggregate principal amount of the 2033 Notes issued on the Issue Date (excluding 2033 Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 180 days of the date of the closing of such equity offering.

(c)          At any time prior to November 1, 2029, the Company may on any one or more occasions redeem all or a part of the 2034 Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of 2034 Notes redeemed plus the Applicable Premium as calculated by the Company, as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of Holders of 2034 Notes on the relevant record date to receive interest due on the relevant interest payment date. The Trustee shall have no duty to verify the calculation of the Applicable Premium.

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On or after November 1, 2029, the Company may on any one or more occasions redeem all or a part of the 2034 notes upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the 2034 Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below, subject to the rights of Holders of 2034 Notes on the relevant record date to receive interest on the relevant interest payment date.

Year	Percentage
2029	103.125%
2030	101.563%
2031 and thereafter	100.000%

At any time prior to November 1, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the 2034 Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 106.25% of the principal amount of the 2034 Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds of one or more equity offerings, subject to the rights of holders of the 2034 Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that:

(1)	at least 50% of the aggregate principal amount of the 2034 Notes issued on the Issue Date (excluding 2034 Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 180 days of the date of the closing of such equity offering.

(d)          Notwithstanding anything to the contrary in this Article 3, in connection with any tender offer for (or other offer to purchase) the Notes of a Series, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such Series validly tender and do not withdraw such Notes in such tender offer (or other offer to purchase) and the Company, or any third party making such a tender offer (or other offer to purchase) in lieu of the Company, purchases all of the Notes of a Series validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such tender offer expiration date (or purchase date pursuant to such other offer), to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer (or other offer to purchase), plus, to the extent not included in the tender offer payment (or payment pursuant to another offer to purchase), accrued and unpaid interest to, but not including, the date of redemption. In determining whether the Holders of at least 90% of the aggregate principal of the then outstanding Notes of such Series have validly tendered and not withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned by an Affiliate of the Company (notwithstanding any provision of this Supplemental Indenture to the contrary).

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Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option. The Company is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer, open market repurchase, privately negotiated transactions or otherwise.

Section 3.08          Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Article 4
COVENANTS

Section 4.01          Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02          Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with this Section 4.02.

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Section 4.03          Reports.

(a)          Whether or not required by the SEC’s rules and regulations, so long as any Notes of a Series are outstanding, the Company shall furnish to Holders of such Series or direct the Trustee in writing to furnish to the Holders of Notes of such Series, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)          all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)          all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. To the extent such filings are made, the reports will be deemed to be furnished to the Trustee and the Holders of the Notes. The Trustee shall not be responsible for determining whether such filings have been made.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall post the reports referred to in this Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)          In addition, the Company and the Guarantors agree that, for so long as any Notes of a Series remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they shall furnish to the Holders of such Series and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)          To the extent any information is not filed or provided within the time periods specified in this Section 4.03 and such information is subsequently filed or provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders of a Series if the Holders of at least 30% in aggregate principal amount of such Series of Notes that are outstanding have declared all such Series of Notes to be due and payable immediately and such declaration shall not have been rescinded prior to such cure.

(d)          Delivery of the reports and documents described above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

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Section 4.04          Compliance Certificate.

(a)          The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer(s) with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)          So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05          Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06          Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07          Liens.

The Company shall not, and shall not permit any Guarantor, to create or permit to exist any Lien (except Permitted Liens) upon any Principal Property owned by the Company or any Guarantor or upon any Equity Interests issued by, or Indebtedness of, any direct or indirect Subsidiary of the Company to secure any Indebtedness of the Company or any Guarantor without providing for the Notes to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured for so long as such Indebtedness is so secured.

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Section 4.08          Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)          its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)          the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes or (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

Section 4.09          Offer to Repurchase Upon Change of Control Triggering Event.

(a)          Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes of a Series at a purchase price in cash equal to 101% of the aggregate principal amount of Notes of such Series repurchased, plus accrued and unpaid interest to, but not including, the date of purchase, subject to the rights of Holders of Notes of such Series on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)          that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;

(2)          the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);

(3)          that any Note of such Series not tendered will continue to accrue interest;

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(4)            that, unless the Company defaults in the payment of the Change of Control Payment, all Notes of such Series accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)            that Holders electing to have any Notes of such Series purchased pursuant to a Change of Control Offer shall be required to surrender the Notes of such Series, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes of such Series completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes of such Series delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes of such Series purchased; and

(7)            that Holders whose Notes of such Series are being purchased only in part will be issued new Notes of such Series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of a Series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes of a Series properly tendered pursuant to the Change of Control Offer;

(2)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes of such Series properly tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes of such Series properly accepted.

The Paying Agent shall promptly distribute to each Holder of Notes of a Series properly tendered the Change of Control Payment for the Notes of such Series, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note of such Series equal in principal amount to any unpurchased portion of the Notes of such Series surrendered, if any; provided that each new Note of such Series shall be in a minimum principal amount of $2,000 or in integral multiples of $1,000 in excess of $2,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)            The provisions described in Section 4.09(a) and (b) shall apply whether or not other provisions of this Supplemental Indenture are applicable. Except as described in Section 4.09(a) and (b) hereof, Holders of Notes of such Series shall not be permitted to require that the Company repurchase or redeem the Notes of such Series in the event of a takeover, recapitalization or similar transaction.

(d)            Notwithstanding anything to the contrary in this Section 4.09, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and purchases all Notes of a Series properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

(e)            If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes of a Series validly tender and do not withdraw such Notes of such Series in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company in accordance with Section 4.09(d)(1), purchases all of the Notes of such Series validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to the date of redemption. In determining whether the Holders of at least 90.0% of the aggregate principal of the then outstanding Notes of such Series have validly tendered and not withdrawn such Notes of such Series in a Change of Control Offer, such calculation shall include all Notes of such Series owned by an Affiliate of the Company (notwithstanding any provision of this Supplemental Indenture to the contrary).

Section 4.10           Additional Subsidiary Guarantees.

If,

(1)            the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of this Supplemental Indenture and such Subsidiary Guarantees the Obligations of the Company under the Credit Agreement, or

(2)            any Subsidiary that does not Guarantee the Obligations of the Company under the Credit Agreement as of the date of this Supplemental Indenture (as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time) subsequently Guarantees the Obligations of the Company under the Credit Agreement, or

(3)            if there is no Indebtedness of the Company outstanding under the Credit Agreement at that time, any Subsidiary of the Company (including any newly acquired or created Subsidiary) Guarantees the Obligations with respect to any Additional Indebtedness, then such newly acquired or created Subsidiary or Subsidiary that subsequently Guarantees Obligations under the Credit Agreement or Additional Indebtedness, as the case may be, will become a Guarantor of the Notes and execute a supplemental indenture in the form attached hereto as Exhibit G within 60 Business Days of the date on which it was acquired or created or guaranteed other Indebtedness for borrowed money of the Company, as the case may be.

Section 4.11           Measuring Compliance.

(a)            With respect to:

(1)            whether any Lien is permitted to be Incurred in compliance with this Indenture;

(2)            any calculation of the ratios, baskets or financial metrics, including, but not limited to, Consolidated Cash Flow, Secured Leverage Ratio, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(3)            whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of the Company, any of its Subsidiaries, or a third party (the “Testing Party”), a Testing Party may select a date prior to the incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Indebtedness (any such date, the “Transaction Date”) as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.” The Trustee shall have no duty to verify the calculations of any Testing Party and may conclusively rely on any determination made by a Testing Party.

(b)            For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with this Section 4.11(a),

(1)            any fluctuation or change in the ratios, baskets or financial metrics from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Subsidiaries with any other provision of this Indenture or the Notes of a Series;

(2)            if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics; and

(3)            until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event. In addition, this Indenture provides that compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under this Indenture.

(c)            Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or financial test (including, but not limited to, any Secured Leverage Ratio and Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio and Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

Article 5
SUCCESSORS

Section 5.01           Merger, Consolidation or Sale of Assets.

The Company shall not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)            either:

(A)            the Company is the surviving corporation; or

(B)            the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)            the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes of any Series and the Indenture pursuant to a supplemental indenture or other documents and agreements reasonably satisfactory to the Trustee; and

(3)            immediately after such transaction, no Default or Event of Default exists.

In addition, the Company shall not, lease all or substantially all of the properties or assets of it and the Guarantors taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 shall not apply to:

(1)            a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or forming a direct or indirect holding company of the Company; and

(2)            any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Section 5.02           Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

Article 6
DEFAULTS AND REMEDIES

Section 6.01           Events of Default.

(a)            Each of the following is an “Event of Default” with respect to the Notes of a Series:

(1)            default for 30 days in the payment when due of interest on the relevant Series of Notes;

(2)            default in the payment when due of the principal of, or premium, if any, on the relevant Series of Notes;

(3)            failure by the Company or any Guarantor for 60 days (or 120 days with respect to a default under Section 4.03 hereof) after written notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes of such Series that are then outstanding, to comply with any of the agreements in this Supplemental Indenture (other than a default referred to in clause (1) or (2) of this Section 6.01(a));

(4)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor (or the payment of which is Guaranteed by the Company or any Guarantor), whether such Indebtedness or Guarantee now exists, or is created after the date of this Supplemental Indenture, if that default:

(A)            is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)            results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the greater of (i) 1.5% of Total Assets and (ii) $600 million; provided that this clause (4) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Company; (ii) Non-Recourse Debt (except to the extent that the Company or any of the Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (a) 1.5% of Total Assets and (b) $600.0 million), and (iii) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary;

(5)            except as permitted by this Supplemental Indenture, any Subsidiary Guarantee of any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), or any Person acting on behalf of any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that taken together, would constitute a Significant Subsidiary), shall deny or disaffirm its or their obligations under its or their Subsidiary Guarantee(s);

(6)            the Company or any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary):

(A)            commences a voluntary case,

(B)            consents to the entry of an order for relief against it in an involuntary case,

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)            makes a general assignment for the benefit of its creditors, or

(E)            generally is not paying its debts as they become due;

(7)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or any Guarantor of the Notes of such Series that is a Significant Subsidiary or any group of Guarantors of the Notes of such Series that, taken together, would constitute a Significant Subsidiary;

(B)            appoints a custodian of the Company or any Guarantor of the Notes of such Series that is a Significant Subsidiary or any group of Guarantors of the Notes of such Series that, taken together, would constitute a Significant Subsidiary for all or substantially all of the property of the Company or any Guarantor; or

(C)            orders the liquidation of the Company or any Guarantor of the Notes of such Series that is a Significant Subsidiary or any group of Guarantors of the Notes of such Series that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(b)            Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders of the then outstanding Notes of a Series (each, a “Directing Holder”) must be accompanied by a written representation with a medallion guaranteed signature from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default (a “Default Direction”) shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes of such Series are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as it may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes of such Series in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of the applicable Series, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes of such Series, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Company provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Company shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes of such Series held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default specified in clause (6) or (7) of Section 6.01(a) shall not require compliance with the foregoing paragraphs and (ii) a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. The Trustee shall have no obligation to monitor or determine whether a Holder is Net Short and can rely conclusively on a Directing Holder’s Position Representation, the Officer’s Certificates delivered by the Company and determinations made by a court of competent jurisdiction.

Section 6.02           Acceleration.

In the case of an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof, with respect to the Company, any Guarantor that constitutes a Significant Subsidiary of the Company or any group of Guarantors of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes of such Series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the relevant Series of Notes that are outstanding may declare all the relevant Series of Notes to be due and payable immediately. Upon any such declaration, the Notes of such Series shall become due and payable immediately.

Section 6.03           Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on, the Notes of a Series or to enforce the performance of any provision of the Notes of such Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note of such Series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of a Series by written notice to the Trustee may, on behalf of the Holders of all of the Notes of such Series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such Series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

Holders of a majority in principal amount of the relevant Series of Notes that are then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of a Series or that may involve the Trustee in personal liability.

Section 6.06           Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)            Holders of at least 30% in aggregate principal amount of the then outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(3)            such Holder or Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense it may incur;

(4)            the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)            during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07           Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) (1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest on, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09           Trustee May File Proofs of Claims.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under this Indenture, including without limitation, under Section 7.01 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under this Indenture, including without limitation, under Section 7.01 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities.

If the Trustee collects any money pursuant to this Article 6 or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, such money shall be applied in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes of a Series for amounts due and unpaid on the Notes of such Series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such Series for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7
TRUSTEE

Section 7.01           Compensation and Indemnity.

(a)            The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee may earn compensation in the form of short-term interest on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

(b)            The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses (including external counsel fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.01) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)            The obligations of the Company and the Guarantors under this Section 7.01 will survive the satisfaction and discharge of this Indenture.

(d)            To secure the Company’s and the Guarantors’ payment obligations in this Section 7.01, the Trustee will have a Lien prior to the Notes of a Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, or interest on, particular Notes of such Series. Such Lien will survive the satisfaction and discharge of this Indenture.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Company’s and Guarantors’ obligations under this Section 7.01 shall survive the resignation or removal of the Trustee, any termination of this Supplemental Indenture, including any termination or rejection of this Supplemental Indenture in any insolvency or similar proceeding and the repayment of all the Notes of a Series.

Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of a Series upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a Series (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such Series (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of the Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes of such Series, the Subsidiary Guarantees and this Supplemental Indenture and, to the extent applicable, the Base Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of outstanding Notes of such Series to receive payments in respect of the principal of, premium, if any, or interest on such Notes of such Series when such payments are due from the trust referred to in Section 8.04 hereof;

(2)            the Company’s obligations with respect to such Notes of such Series under Article 2 and Section 4.02 hereof;

(3)            the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and under the Base Indenture, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)            this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.07, 4.09 and 4.10 hereof with respect to the outstanding Notes of a Series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes of such Series will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of a Series and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01(a) hereof, but, except as specified above, the remainder of the Indenture and such Notes of such Series and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(a)(3), (4) and (5) hereof shall not constitute Events of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a Series of Notes under either Section 8.02 or Section 8.03 hereof:

(1)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes of such Series are being defeased to maturity or to a particular redemption date;

(2)            in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)             since the date of this Supplemental Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and Beneficial Owners of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and Beneficial Owners of the outstanding Notes of a Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default with respect to such Notes shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)            the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes of a Series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)            the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes of such Series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of such Series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such Series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under the Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

Notwithstanding Article 9 of the Base Indenture and Section 9.02 of this Supplemental Indenture, without the consent of any Holder of Notes of a Series, the Company and the Trustee may amend or supplement this Supplemental Indenture, the Notes of such Series or the Subsidiary Guarantees:

(1)            to cure any ambiguity, mistake, defect or inconsistency;

(2)            to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such uncertificated Notes are issued in registered form for U.S. tax purposes);

(3)            to provide for the assumption of the Company’s Obligations to Holders of Notes of such Series in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4)            to secure any or all of the Notes of a Series;

(5)            to make any change that would provide any additional rights or benefits to the Holders of the Notes of such Series or that does not materially, adversely affect the legal rights under this Supplemental Indenture of any such Holder;

(6)            to conform the text of this Supplemental Indenture or the Notes of such Series to any provision of (i) the “Description of the New NRG Exchange Notes” section of the Company’s Exchange Offer Memorandum and Consent Solicitation Statement with respect to the 2029 Notes or (ii) the “Description of the Notes” section of the Company’s Offering Memorandum with respect to 2033 Notes and the 2034 Notes;

(7)            to evidence and provide for the acceptance and appointment under this Supplemental Indenture of a successor Trustee pursuant to the requirements hereof;

(8)            to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Supplemental Indenture as of the date hereof;

(9)            to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes of such Series;

(10)            to comply with the requirements of the SEC in order to effect or maintain the qualification of any Indenture under the Trust Indenture Act; or

(11)            to comply with the requirements of the Indenture or evidence an action otherwise permitted thereunder.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel certifying that such amendment or supplement is authorized or permitted by the terms of this Supplemental Indenture, the Trustee shall join with the Company and the Guarantors in the execution of such amendment or supplement and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 9.02           With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Supplemental Indenture (including, without limitation, Section 4.09 hereof), the Notes of a Series or the Subsidiary Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of such Series then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, any Notes of such Series), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such Series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Supplemental Indenture, such Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such Series (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such Series). Section 2.08 of the Base Indenture shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a Board Resolution and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes of such Series as aforesaid, and upon receipt by the Trustee of an Officer’s Certificate and Opinion of Counsel certifying that such amendment, supplement or waiver is authorized or permitted by the terms of this Supplemental Indenture, the Trustee shall join with the Company in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver directly affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amendment, supplement or waiver.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or deliver electronically to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail or deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Section 6.04 and 6.07 hereof and Section 9.02 of the Base Indenture, the Holders of a majority in aggregate principal amount of the Notes of such Series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Supplemental Indenture, the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes of a Series held by a non-consenting Holder):

(1)            reduce the principal amount of Notes of such Series whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the fixed maturity of any such Note or alter the provisions with respect to the redemption of the Notes of such Series (other than provisions relating to the covenants described in Section 4.09 hereof and provisions relating to the number of days’ notice to be given in the event of a redemption);

(3)            reduce the rate of or change the time for payment of interest on any such Note of such Series;

(4)            waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes of such Series (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such Series and a waiver of the payment default that resulted from such acceleration);

(5)            make any such Note payable in currency other than that stated in the Notes;

(6)            make any change in the provisions of this Supplemental Indenture relating to waivers of past Defaults or the rights of Holders of Notes of such Series to receive payments of principal of, premium, if any, or, interest on, the Notes of such Series;

(7)            waive a redemption payment with respect to any such Note (other than a payment required by Section 4.09 hereof); or

(8)            make any change in Section 9.02 hereof or Section 9.02 of the Base Indenture, as to the Notes of such Series, or in the preceding amendment and waiver provisions.

Other than as expressly provided in Section 9.02 above, the Base Indenture may only be amended, supplemented or otherwise modified as and to the extent provided in the Base Indenture.

Section 9.03           [Reserved].

Section 9.04           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

Upon its receipt of any documentation required to be delivered to it pursuant to this Article 9, the Trustee shall sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it. In executing any amendment or supplement pursuant to this Article 9, the Trustee will be entitled to receive and (subject to Section 7.01 of the Base Indenture) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by the Indenture.

Article 10
SUBSIDIARY GUARANTEES

Section 10.01         Guarantee.

(a)            Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)            the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)            Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02         Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03         Execution and Delivery of Subsidiary Guarantee.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantors.

Section 10.04         Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)            immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)            subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Subsidiary Guarantee and this Supplemental Indenture on the terms set forth herein pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Supplemental Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (2) above, nothing contained in this Supplemental Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05         Releases.

(a)            The Subsidiary Guarantee of a Guarantor of a Series of Notes shall be released automatically:

(1)            in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(2)            in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if following such sale or other disposition, that Guarantor is not a direct or indirect Subsidiary of the Company;

(3)            upon defeasance or satisfaction and discharge of such Series of Notes as provided in Sections 8.01, 8.02, 8.03, 8.04 and 11.01 hereof;

(4)            upon the dissolution of a Guarantor that is permitted under this Supplemental Indenture; or

(5)            otherwise with respect to the Guarantee of any Guarantor:

(A)            upon the prior consent of Holders of at least a majority in aggregate principal amount of the applicable Series of Notes then outstanding;

(B)            if the Company has Indebtedness outstanding under the Credit Agreement at that time, upon the consent of the requisite lenders under the Credit Agreement to the release of such Guarantor’s Guarantee of all Obligations under the Credit Agreement, or, if there is no Indebtedness of the Company outstanding under the Credit Agreement at that time, upon the requisite consent of the holders of all other Indebtedness for borrowed money of the Company that is guaranteed by such Guarantor at that time outstanding to the release of such Guarantor’s Guarantee of all Obligations with respect to all other Indebtedness for borrowed money that is guaranteed by such Guarantor at that time outstanding; or

(C)            if the Company has Indebtedness outstanding under the Credit Agreement at that time, upon the release of such Guarantor’s Guarantee of all Obligations of the Company under the Credit Agreement, or, if there is no Indebtedness of the Company outstanding under the Credit Agreement at that time, upon the release of such Guarantor’s Guarantee of all Obligations with respect to all other Indebtedness for borrowed money of the Company at that time outstanding.

(b)            The Subsidiary Guarantee of a Guarantor shall be released with respect to the Notes automatically upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Supplemental Indenture pursuant to Articles 8 and 11 hereof.

(c)            Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Supplemental Indenture the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(d)            Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, and interest on, the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article 10.

Article 11
SATISFACTION AND DISCHARGE

Section 11.01         Satisfaction and Discharge.

This Supplemental Indenture will be discharged and will cease to be of further effect as to all Notes of a Series issued hereunder, when:

(1)            either:

(A)            all Notes of such Series that have been authenticated, except lost, stolen or destroyed Notes of such Series that have been replaced or paid and all Notes of such Series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for such Notes of such Series for cancellation; or

(B)            all Notes of such Series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such Series not delivered to the Trustee for cancellation for principal, premium, if any, and interest to the date of maturity or redemption;

(2)            in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default under this Supplemental Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)            the Company or any Guarantor has paid or caused to be paid all sums payable by it with respect to Notes of such Series under this Supplemental Indenture; and

(4)            the Company has delivered irrevocable instructions to the Trustee under this Supplemental Indenture to apply the deposited money toward the payment of the Notes of such Series at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 of the Base Indenture, that, by their terms, survive the satisfaction and discharge of this Supplemental Indenture.

Section 11.02         Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article 12
MISCELLANEOUS

Section 12.01         [Reserved].

Section 12.02         Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing, in English, and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier, as a “.pdf” attachment to an email or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

NRG Energy, Inc.
910 Louisiana Street
Houston, TX 77002
Telecopier No.: (713) 537-3000
Attention: General Counsel

If to the Trustee:

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, New York 10019

USA

Attn: Corporates Team, Deal ID AA7127

Facsimile: (732) 578-4635

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03         [Reserved].

Section 12.04         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Supplemental Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.05         Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.06         No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 12.07         Successors.

All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors. All agreements of each Guarantor in this Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.08         Severability.

In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.09         Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) (an “Electronic Signature”) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.

Section 12.10         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

NRG ENERGY, INC.

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President & Treasurer

GUARANTORS:

ASTORIA GAS TURBINE POWER LLC
DUNKIRK POWER LLC
ENERGY CHOICE SOLUTIONS LLC
HUNTLEY POWER LLC
INDIAN RIVER POWER LLC
NORWALK POWER LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG DISTRIBUTED ENERGY RESOURCES HOLDINGS LLC
NRG ECOKAP HOLDINGS LLC
NRG ENERGY SERVICES GROUP LLC
NRG HQ DG LLC
NRG INTERNATIONAL LLC
NRG RETAIL LLC
NRG ROCKFORD ACQUISITION LLC
NRG WEST COAST LLC
SOMERSET POWER LLC
VIENNA POWER LLC

By: NRG ENERGY, INC., As Sole Member

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President & Treasurer

Ace Energy, Inc.
Allied Home Warranty GP LLC
Allied Warranty LLC
Cabrillo Power I LLC
Cabrillo Power II LLC
Cirro Energy Services, Inc.
Cirro Group, Inc.
Direct Energy Business, LLC

[Signature Page to First Supplemental Indenture]

Eastern Sierra Energy Company LLC
El Segundo Power, LLC
El Segundo Power II LLC
Energy Plus Holdings LLC
Energy Plus Natural Gas LLC
Everything Energy LLC
Forward Home Security, LLC
GCP Funding Company, LLC
Green Mountain Energy Company
Independence Energy Alliance LLC
Independence Energy Group LLC
Independence Energy Natural Gas LLC
Indian River Operations Inc.
Meriden Gas Turbines LLC
NEO Corporation
New Genco GP, LLC
NRG Affiliate Services Inc.
NRG Arthur Kill Operations Inc.
NRG Cabrillo Power Operations Inc.
NRG California Peaker Operations LLC
NRG Controllable Load Services LLC
NRG Curtailment Solutions, Inc.
NRG Dispatch Services LLC
NRG Distributed Generation PR LLC
NRG Dunkirk Operations Inc.
NRG El Segundo Operations Inc.
NRG Generation Holdings Inc.
NRG Home & Business Solutions LLC
NRG Home Services LLC
NRG Home Solutions LLC
NRG Home Solutions Product LLC
NRG Homer City Services LLC
NRG Huntley Operations Inc.
NRG Identity Protect LLC
NRG Mextrans Inc.
NRG Norwalk Harbor Operations Inc.
NRG Portable Power LLC
NRG Protects Inc. (formerly known as Home Warranty of America Inc.)
NRG Saguaro Operations Inc.
NRG Security LLC
NRG SimplySmart Solutions LLC
NRG Texas Gregory LLC
NRG Texas Holding Inc.
NRG Texas LLC
NRG Texas Power LLC

[Signature Page to First Supplemental Indenture]

NRG Warranty Services LLC
NRG Western Affiliate Services Inc.
Reliant Energy Northeast LLC
Reliant Energy Power Supply, LLC
Reliant Energy Retail Holdings, LLC
Reliant Energy Retail Services, LLC
RERH Holdings, LLC
Saguaro Power LLC
SGE Energy Sourcing, LLC
SGE Texas Holdco, LLC
Somerset Operations Inc.
Stream Energy Columbia, LLC
Stream Energy Delaware, LLC
Stream Energy Illinois, LLC
Stream Energy Maryland, LLC
Stream Energy New Jersey, LLC
Stream Energy New York, LLC
Stream Energy Pennsylvania, LLC
Stream Georgia Gas SPE, LLC
Stream Ohio Gas & Electric, LLC
Stream SPE GP, LLC
Texas Genco GP, LLC
Texas Genco Holdings, Inc.
Texas Genco LP, LLC
US Retailers LLC
Vienna Operations Inc.
WCP (Generation) Holdings LLC
West Coast Power LLC

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President & Treasurer

AWHR America’s Water Heater Rentals, L.L.C.
Bounce Energy, Inc.
NRG Business Marketing LLC
Direct Energy Connected Home US Inc.
Direct Energy GP, LLC
Direct Energy HoldCo GP LLC
Direct Energy Leasing, LLC
Direct Energy Marketing Inc.
Direct Energy Operations, LLC
Direct Energy Services, LLC

[Signature Page to First Supplemental Indenture]

Direct Energy US Holdings Inc.
First Choice Power, LLC
Gateway Energy Services Corporation
Home Warranty Holdings Corp.
RSG Holding Corp.

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President

XOOM British Columbia Holdings, LLC
XOOM Energy California, LLC
XOOM Energy Delaware, LLC
XOOM Energy New York, LLC
XOOM Energy Texas, LLC
XOOM Energy Connecticut, LLC
XOOM Energy Georgia, LLC
XOOM Energy Illinois, LLC
XOOM Energy Indiana, LLC
XOOM Energy Kentucky, LLC
XOOM Energy Maine, LLC
XOOM Energy Maryland, LLC
XOOM Energy Massachusetts, LLC
XOOM Energy Michigan, LLC
XOOM Energy New Hampshire, LLC
XOOM Energy New Jersey, LLC
XOOM Energy Ohio, LLC
XOOM Energy Pennsylvania, LLC
XOOM Energy Rhode Island, LLC
XOOM Energy Virginia, LLC
XOOM Energy Washington D.C., LLC
By: XOOM Energy, LLC, as sole member

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President & Treasurer

[Signature Page to First Supplemental Indenture]

XOOM Ontario Holdings, LLC
XOOM Energy Global Holdings, LLC
XOOM Alberta Holdings, LLC
XOOM ENERGY, LLC
XOOM SOLAR, LLC

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President & Treasurer

CPL Retail Energy L.P.
WTU Retail Energy L.P.
By: Direct Energy HoldCo GP LLC, its General Partner

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President

Direct Energy, LP
By: Direct Energy GP, LLC, its General Partner

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President

TEXAS GENCO SERVICES, LP
By: New Genco GP, LLC, its General Partner

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President & Treasurer

Stream SPE, Ltd.
By: Stream SPE GP, LLC, its General Partner

By:	/s/ Jean-Pierre Breaux
Name: Jean-Pierre Breaux
Title: Vice President & Treasurer

[Signature Page to First Supplemental Indenture]

NRG CONSTRUCTION LLC
NRG ENERGY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By:	/s/ Linda Weigand
Name: Linda Weigand
Title: Treasurer

ENERGY ALTERNATIVES WHOLESALE, LLC
NRG OPERATING SERVICES, INC.

By:	/s/ Shawnie McBride
Name: Shawnie McBride
Title: Vice President

[Signature Page to First Supplemental Indenture]

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[Face of Note]

CUSIP/CINS _______

5.75% Senior Notes due 2029

No.	$

NRG ENERGY, INC.

promises to pay to                  or registered assigns,

the principal sum of                                                                                               DOLLARS on July 15, 2029.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Dated:

This Note is one of the Securities

Of a Series designated therein referred to

in the within-mentioned Base Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

NRG ENERGY, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

[Back of Note]
5.75% Senior Notes due 2029

[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

(1)            INTEREST. NRG Energy, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.75% per annum from July 15, 2024 until maturity. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) (and such payment will include interest to the original interest payment date only). Interest on this Note will accrue from (and including) July 15, 2024; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2025. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)            METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and in the case of certificated notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)            PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)            INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of October 30, 2024, between the Company and the Trustee, as amended by the Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of October 30, 2024, among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.05 of the Supplemental Indenture.

(5)            OPTIONAL REDEMPTION.

(a)            On or after July 15, 2024, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on July 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date.

Year	Percentage
2024	102.875%
2025	101.438%
2026 and thereafter	100.000%

Notwithstanding the foregoing, in connection with any tender offer for (or other offer to purchase) the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer (or other offer to purchase) and the Company, or any third party making such a tender offer (or other offer to purchase) in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such tender offer (or other offer) expiration date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer (or other offer to purchase), plus, to the extent not included in the tender offer payment (or payment pursuant to another offer to purchase), accrued and unpaid interest to, but not including, the date of redemption. In determining whether the Holders of at least 90% of the aggregate principal of the then outstanding Notes have validly tendered and not withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

(b)            Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company’s option. The Company, however, is not prohibited from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer, open market repurchase, privately negotiated transactions or otherwise.

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Supplemental Indenture.

(6)            MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)            REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail (or deliver electronically) a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8)            NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Supplemental Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in minimum principal amounts of $2,000 or in integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)          PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)          AMENDMENT, SUPPLEMENT AND WAIVER. The Base Indenture may be amended as provided therein. Subject to certain exceptions, the Supplemental Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Supplemental Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Supplemental Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented (i) to cure any ambiguity, mistake, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such uncertificated Notes are issued in registered form for U.S. tax purposes); (iii) to provide for the assumption of the Company’s Obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article 5 of the Supplemental Indenture; (iv) to secure any or all of the Notes; (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially, adversely affect the legal rights under the Supplemental Indenture of any such Holder; (vi) to conform the text of the Supplemental Indenture or the Notes to any provision of the “Description of the New NRG Exchange Notes” section of the Company’s Exchange Offer Memorandum and Consent Solicitation Statement; (vii) to evidence and provide for the acceptance and appointment under the Supplemental Indenture of a successor trustee pursuant to the requirements thereof; (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Supplemental Indenture; (ix) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; (x) to comply with the requirements of the SEC in order to effect or maintain the qualification of any Indenture under the Trust Indenture Act; or (xi) to comply with the requirements of the Indenture or evidence an action otherwise permitted thereunder.

(12)          DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, the Notes; (ii) default in the payment when due of the principal of, or premium on, if any, the Notes; (iii) failure by the Company or any Guarantor for 60 days (or 120 days with respect to a default under Section 4.03 of the Supplemental Indenture) after written notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding to comply with any of the agreements in the Supplemental Indenture (other than a default referred to, in clause (1) or (2) of Section 6.01 of the Indenture); (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor (or the payment of which is Guaranteed by the Company or any Guarantor), whether such Indebtedness or Guarantee now exists, or is created after the date of the Supplemental Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the greater of (1) 1.5% of Total Assets and (2) $600 million; provided that this clause (iv) shall not apply to (a) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Company; (b) Non-Recourse Debt (except to the extent that the Company or any of the Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (i) 1.5% of Total Assets and (ii) $600 million); and (c) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary; (v) except as permitted by the Supplemental Indenture, any Subsidiary Guarantee of any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), or any Person acting on behalf of any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), shall deny or disaffirm its or their obligations under its or their Subsidiary Guarantee(s); (vi) the Company or any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary): (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; (B) appoints a custodian of the Company or Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

(13)          TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to and entitled to the benefits of Article 7 of the Base Indenture.

(14)          NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15)          AUTHENTICATION. This Note will not be valid until authenticated by the manual signature or Electronic Signature of the Trustee or an authenticating agent.

(16)          ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)          CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)          GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture and/or the Supplemental Indenture. Requests may be made to:

NRG Energy, Inc.
910 Louisiana Street
Houston, TX 77002
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Supplemental Indenture, check here: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*            This schedule should be included only if the Note is issued in global form.

EXHIBIT B

[Face of Note]

CUSIP/CINS _______

6.00% Senior Notes due 2033

No.	$

NRG ENERGY, INC.

promises to pay to                                                         or registered assigns, the principal sum of                                                                                                                                                                                             DOLLARS on February 1, 2033.

Interest Payment Dates: February 1 and August 1

Record Dates: January 15 and July 15

Dated:

This Note is one of the Securities

Of a Series designated therein referred to

in the within-mentioned Base Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

NRG ENERGY, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

[Back of Note]
6.00% Senior Notes due 2033

[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

(1)            INTEREST. NRG Energy, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.00% per annum from October 30, 2024 until maturity. The Company shall pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) (and such payment will include interest to the original interest payment date only). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2025. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)            METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 and July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and in the case of certificated notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)            PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

B-4

(4)            INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of October 30, 2024, between the Company and the Trustee, as amended by the Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of October 30, 2024, among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.05 of the Supplemental Indenture.

(5)            OPTIONAL REDEMPTION.

(a)            At any time prior to November 1, 2027, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as calculated by the Company, as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Trustee shall have no duty to verify the calculation of the Applicable Premium.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)            1.0% of the principal amount of such Note; or

(2)            the excess (if any) with respect to such Notes of:

(x)	the present value at the redemption date of (i) the redemption price of such Note at November 1, 2027, plus (ii) all required interest payments due on the Note through November 1, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(y)	the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2027. If the period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Trustee is not responsible for calculating or verifying the Company’s calculation of the Treasury Rate.

B-5

(b)            On or after November 1, 2027, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date.

Year	Percentage
2027	103.000%
2028	101.500%
2029 and thereafter	100.000%

(c)            At any time prior to November 1, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 106.00% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds of one or more equity offerings, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that:

(1)            at least 50% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)            the redemption occurs within 180 days of the date of the closing of such equity offering.

Notwithstanding the foregoing, in connection with any tender offer for (or other offer to purchase) the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in such tender offer (or other offer to purchase) and the Company, or any third party making such a tender offer (or other offer to purchase) in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such tender offer (or other offer) expiration date, to redeem all Notes of each series that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer (or other offer to purchase), plus, to the extent not included in the tender offer payment (or payment pursuant to another offer to purchase), accrued and unpaid interest to, but not including, the date of redemption. In determining whether the Holders of at least 90% of the aggregate principal of the then outstanding Notes of such series have validly tendered and not withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned by an Affiliate of the Company (notwithstanding any provision of the indenture to the contrary).

B-6

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option. The Company is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer, open market repurchases, privately negotiated transactions or otherwise.

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Supplemental Indenture.

(6)            MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)            REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail (or deliver electronically) a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8)            NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Supplemental Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in minimum principal amounts of $2,000 or in integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

B-7

(9)            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)          PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)          AMENDMENT, SUPPLEMENT AND WAIVER. The Base Indenture may be amended as provided therein. Subject to certain exceptions, the Supplemental Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Supplemental Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Supplemental Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented (i) to cure any ambiguity, mistake, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such uncertificated Notes are issued in registered form for U.S. tax purposes); (iii) to provide for the assumption of the Company’s Obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article 5 of the Supplemental Indenture; (iv) to secure any or all of the Notes; (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially, adversely affect the legal rights under the Supplemental Indenture of any such Holder; (vi) to conform the text of the Supplemental Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum; (vii) to evidence and provide for the acceptance and appointment under the Supplemental Indenture of a successor trustee pursuant to the requirements thereof; (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Supplemental Indenture; (ix) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; (x) to comply with the requirements of the SEC in order to effect or maintain the qualification of any Indenture under the Trust Indenture Act; or (xi) to comply with the requirements of the Indenture or evidence an action otherwise permitted thereunder.

B-8

(12)          DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, the Notes; (ii) default in the payment when due of the principal of, or premium on, if any, the Notes; (iii) failure by the Company or any Guarantor for 60 days (or 120 days with respect to a default under Section 4.03 of the Supplemental Indenture) after written notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding to comply with any of the agreements in the Supplemental Indenture (other than a default referred to, in clause (1) or (2) of Section 6.01 of the Indenture); (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor (or the payment of which is Guaranteed by the Company or any Guarantor), whether such Indebtedness or Guarantee now exists, or is created after the date of the Supplemental Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the greater of (1) 1.5% of Total Assets and (2) $600 million; provided that this clause (iv) shall not apply to (a) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Company; (b) Non-Recourse Debt (except to the extent that the Company or any of the Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (i) 1.5% of Total Assets and (ii) $600 million); and (c) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary; (v) except as permitted by the Supplemental Indenture, any Subsidiary Guarantee of any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), or any Person acting on behalf of any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), shall deny or disaffirm its or their obligations under its or their Subsidiary Guarantee(s); (vi) the Company or any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary): (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; (B) appoints a custodian of the Company or Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

(13)          TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to and entitled to the benefits of Article 7 of the Base Indenture.

B-9

(14)          NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15)          AUTHENTICATION. This Note will not be valid until authenticated by the manual signature or Electronic Signature of the Trustee or an authenticating agent.

(16)          ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)          CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)          GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture and/or the Supplemental Indenture. Requests may be made to:

NRG Energy, Inc.
910 Louisiana Street
Houston, TX 77002
Attention: General Counsel

B-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-11

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Supplemental Indenture, check here: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*            This schedule should be included only if the Note is issued in global form.

B-13

EXHIBIT C

[Face of Note]

CUSIP/CINS ___________

6.25% Senior Notes due 2034

No.	$

NRG ENERGY, INC.

promises to pay to____________or registered assigns,

the principal sum of____________________________________________________DOLLARS on November 1, 2034.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated:

This Note is one of the Securities

Of a Series designated therein referred to

in the within-mentioned Base Indenture.

C-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

NRG ENERGY, INC.

By:
Name:
Title:

C-2

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

C-3

[Back of Note]
6.25% Senior Notes due 2034

[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

(1)            INTEREST. NRG Energy, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.25% per annum from October 30, 2024 until maturity. The Company shall pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) (and such payment will include interest to the original interest payment date only). Interest on this Note will accrue from (and including) October 30, 2024; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 2025. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)            METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 and October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and in the case of certificated notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)            PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

C-4

(4)            INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of October 30, 2024, between the Company and the Trustee, as amended by the Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of October 30, 2024, among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.05 of the Supplemental Indenture.

(5)            OPTIONAL REDEMPTION.

(a)            At any time prior to November 1, 2029, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as calculated by the Company, as of, and accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Trustee shall have no duty to verify the calculation of the Applicable Premium.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(2)            1.0% of the principal amount of such Note; or

(2)            the excess (if any) with respect to such Notes of:

(x)	the present value at the redemption date of (i) the redemption price of such Note at November 1, 2029, plus (ii) all required interest payments due on the Note through November 1, 2029 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(y)	the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 1, 2029. If the period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Trustee is not responsible for calculating or verifying the Company’s calculation of the Treasury Rate.

C-5

(b)            On or after November 1, 2029, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date.

Year	Percentage
2029	103.125%
2030	101.563%
2031 and thereafter	100.000%

(c)            At any time prior to November 1, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 106.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds of one or more equity offerings, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that:

(1)            at least 50% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)            the redemption occurs within 180 days of the date of the closing of such equity offering.

Notwithstanding the foregoing, in connection with any tender offer for (or other offer to purchase) the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in such tender offer (or other offer to purchase) and the Company, or any third party making such a tender offer (or other offer to purchase) in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such tender offer (or other offer) expiration date, to redeem all Notes of each series that remain outstanding following such purchase at a redemption price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer (or other offer to purchase), plus, to the extent not included in the tender offer payment (or payment pursuant to another offer to purchase), accrued and unpaid interest to, but not including, the date of redemption. In determining whether the Holders of at least 90% of the aggregate principal of the then outstanding Notes of such series have validly tendered and not withdrawn such Notes in a tender offer, open market repurchases, privately negotiated transactions or other offer to purchase, such calculation shall include all Notes owned by an Affiliate of the Company (notwithstanding any provision of the indenture to the contrary).

C-6

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option. The Company is not prohibited, however, from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer, open market repurchase, privately negotiated transactions or otherwise.

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Supplemental Indenture.

(6)            MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)            REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest to, but not including, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail (or deliver electronically) a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8)            NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Supplemental Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in minimum principal amounts of $2,000 or in integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

C-7

(9)            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)          PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)          AMENDMENT, SUPPLEMENT AND WAIVER. The Base Indenture may be amended as provided therein. Subject to certain exceptions, the Supplemental Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Supplemental Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Supplemental Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented (i) to cure any ambiguity, mistake, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that such uncertificated Notes are issued in registered form for U.S. tax purposes); (iii) to provide for the assumption of the Company’s Obligations to Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article 5 of the Supplemental Indenture; (iv) to secure any or all of the Notes; (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially, adversely affect the legal rights under the Supplemental Indenture of any such Holder; (vi) to conform the text of the Supplemental Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum; (vii) to evidence and provide for the acceptance and appointment under the Supplemental Indenture of a successor trustee pursuant to the requirements thereof; (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Supplemental Indenture; (ix) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; (x) to comply with the requirements of the SEC in order to effect or maintain the qualification of any Indenture under the Trust Indenture Act; or (xi) to comply with the requirements of the Indenture or evidence an action otherwise permitted thereunder.

C-8

(12)          DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, the Notes; (ii) default in the payment when due of the principal of, or premium on, if any, the Notes; (iii) failure by the Company or any Guarantor for 60 days (or 120 days with respect to a default under Section 4.03 of the Supplemental Indenture) after written notice to the Company by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding to comply with any of the agreements in the Supplemental Indenture (other than a default referred to, in clause (1) or (2) of Section 6.01 of the Indenture); (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor (or the payment of which is Guaranteed by the Company or any Guarantor), whether such Indebtedness or Guarantee now exists, or is created after the date of the Supplemental Indenture, if that default: (A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the greater of (1) 1.5% of Total Assets and (2) $600 million; provided that this clause (iv) shall not apply to (a) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Company; (b) Non-Recourse Debt (except to the extent that the Company or any of the Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (i) 1.5% of Total Assets and (ii) $600 million); and (c) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary; (v) except as permitted by the Supplemental Indenture, any Subsidiary Guarantee of any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), or any Person acting on behalf of any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), shall deny or disaffirm its or their obligations under its or their Subsidiary Guarantee(s); (vi) the Company or any Guarantor that constitutes a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary): (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; (B) appoints a custodian of the Company or Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; or (C) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

(13)         TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to and entitled to the benefits of Article 7 of the Base Indenture.

C-9

(14)          NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15)          AUTHENTICATION. This Note will not be valid until authenticated by the manual signature or Electronic Signature of the Trustee or an authenticating agent.

(16)          ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)          CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)          GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture and/or the Supplemental Indenture. Requests may be made to:

NRG Energy, Inc.
910 Louisiana Street
Houston, TX 77002
Attention: General Counsel

C-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-11

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Supplemental Indenture, check here: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*            This schedule should be included only if the Note is issued in global form.

C-13

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER

NRG Energy, Inc.

910 Louisiana Street

Houston, TX 77002
Attention: General Counsel

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Transfer Department

Copy

Deutsche Bank Trust Company Americas

Trust and Agency Services

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, New York 10019

USA

Attn: Corporates Team, Deal ID AA7127

Facsimile: (732) 578-4635

Re: [5.75][6.00][6.25]% Senior Notes due 20[29][33][34]

Reference is hereby made to the Supplemental Indenture, dated as of October 30, 2024 (the “Indenture”), among NRG Energy, Inc., as issuer (the “Company”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______in such Note[s] or interests (the “Transfer”), to__________(the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

D-1

2.             ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (i) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.             ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

D-2

(c)           ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.             ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

D-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP_______), or
(ii)	☐ Regulation S Global Note (CUSIP_______), or
(iii)	☐ IAI Global Note (CUSIP_______); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP_______), or
(ii)	☐ Regulation S Global Note (CUSIP_______), or
(iii)	☐ IAI Global Note (CUSIP_______); or
(iv)	☐ Unrestricted Global Note (CUSIP_______); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

D-4

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

NRG Energy, Inc.

910 Louisiana Street

Houston, TX 77002
Attention: General Counsel

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Transfer Department

Copy

Deutsche Bank Trust Company Americas

Trust and Agency Services

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, New York 10019

USA

Attn: Corporates Team, Deal ID AA7127

Facsimile: (732) 578-4635

Re: [5.75][6.00][6.25]% Senior Notes due 20[29][33][34]

Reference is hereby made to the Supplemental Indenture, dated as of October 30, 2024 (the “Indenture”), among NRG Energy, Inc., as issuer (the “Company”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $        in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

E-1

(b)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

E-2

2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

E-3

EXHIBIT F

FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

NRG Energy, Inc.

910 Louisiana Street

Houston, TX 77002
Attention: General Counsel

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Transfer Department

Copy

Deutsche Bank Trust Company Americas

Trust and Agency Services

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, New York 10019

USA

Attn: Corporates Team, Deal ID AA7127

Facsimile: (732) 578-4635

Re: [5.75][6.00][6.25]% Senior Notes due 20[29][33][34]

Reference is hereby made to the Supplemental Indenture, dated as of October 30, 2024 (the “Indenture”), among NRG Energy, Inc., as issuer (the “Company”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a)           ☐ a beneficial interest in a Global Note, or

(b)           ☐ a Definitive Note, we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

F-1

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

3.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

4.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

F-2

EXHIBIT G

FORM OF SUPPLEMENTAL INDENTURE ADDITIONAL SUBSIDIARY GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of      , among      (the “Guaranteeing Subsidiary”), a subsidiary of NRG Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of October 30, 2024, between the Company and the Trustee, as amended by a Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of October 30, 2024, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of (1) $798,237,000 of 5.75% Senior Notes due 2029 (the “2029 Notes”), (2) $925,000,000 of 6.00% Senior Notes due 2033 (the “2033 Notes”) and (3) $950,000,000 of 6.25% Senior Notes due 2034 (the “2034 Notes” and, together with the 2029 Notes and the 2033 Notes, the “Initial Notes”), and, subject to the terms of the Supplemental Indenture, future issuances of any applicable series of Initial Notes (the “Additional Notes,” and, together with the applicable series of Initial Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.10 and 9.01 of the Supplemental Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Supplemental Indenture.

2.             AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby becomes a party to the Supplemental Indenture as a Guarantor and as such will have all the rights and be subject to all the Obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Supplemental Indenture including but not limited to Article 10 thereof.

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3.              NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.              NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.              COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Supplemental Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures.

6.              EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.              THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

8.              RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Dated:	,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

NRG Energy, Inc.

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Authorized Signatory

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